Exhibit 10.6
FORM OF PERFORMANCE SHARE UNIT AWARD AGREEMENT
MARRIOTT INTERNATIONAL, INC.
STOCK AND CASH INCENTIVE PLAN
THIS AGREEMENT (the “Agreement”) is entered into on #GrantDate+C# (the “Grant Date”) by MARRIOTT INTERNATIONAL, INC. (the “Company”) and #ParticipantName+C# (“Employee”).
WITNESSETH:
WHEREAS, the Company maintains the Marriott International, Inc. Stock and Cash Incentive Plan, as amended (the “Plan”); and
WHEREAS, the Company wishes to award to designated employees certain Other Share-Based Awards as provided in Article 10 of the Plan to be known as “Performance Share Unit” awards; and
WHEREAS, Employee has been approved by the Human Resources and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) to receive an award of Performance Share Units under the Plan;
NOW, THEREFORE, it is agreed as follows:
1.Employee Acknowledgment. Employee has been provided with, and hereby acknowledges receipt of, a Prospectus for the Plan, which contains, among other things, a detailed description of the Other Share-Based Awards provisions of the Plan. Employee further acknowledges that he or she has read the Prospectus, the Plan and this Agreement (including the Jurisdiction-Specific Addendum), and that Employee understands the provisions thereof.
2.Incorporation of the Plan and Interpretation. The provisions of the Plan are incorporated herein by reference and form an integral part of this Agreement. Except as otherwise set forth herein, capitalized terms used herein shall have the meanings given to them in the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern. A copy of the Plan is available from the Compensation Department of the Company upon request. All decisions and interpretations made by the Committee or its delegate with regard to any question arising hereunder or under the Plan shall be binding and conclusive.
3.Grant of Performance Share Units. Subject to the terms of the Plan and Employee’s acceptance of this Agreement, the Company hereby grants this target award (the “Award”) of #QuantityGranted+C# Performance Share Units as of the Grant Date. The Performance Share Units are contingently awarded and will be earned and payable if and to the extent that (i) the performance goals set forth in Appendix A are achieved for the <<#>> performance period beginning January 1, <<YEAR>> and ending December 31, <<YEAR>> (the “Performance Period”), and (ii) the Conditions of Transfer set forth in paragraph 5 are satisfied.
The number of Performance Share Units that Employee will earn (if any) may be greater, equal to or less than the Award, and will be based on the performance level achieved. Performance level is measured against the threshold, target and maximum performance levels set forth in Appendix A. The Award shall remain forfeitable except to the extent the Committee certifies the performance at the end of the Performance Period and the Conditions of Transfer set forth in paragraph 5 are satisfied.
4.Distribution of Performance Share Units. Subject to satisfaction of the performance goal set forth in Appendix A and the Conditions of Transfer in paragraph 5, the Performance Share Units shall be distributed on February 15, <<YEAR>>, or if later, the day after the Committee certifies that the performance goal set forth in Appendix A has been satisfied at the end of the Performance Period (the “Distribution Date”). In the event that on the Distribution Date stock of the Company is not traded on the NASDAQ or another national exchange, then the Distribution Date shall be the next following day on which the stock of the Company is traded on the NASDAQ or another national exchange. Notwithstanding the foregoing, the Distribution Date shall not be later than December 31, <<YEAR>>.
On the Distribution Date, provided the threshold performance goal set forth in Appendix A and the Conditions of Transfer have been satisfied, the Company shall transfer a corresponding number of shares of the Class A Common Stock of the Company (the “Common Shares”) (which may be reduced by the number of shares withheld to satisfy withholding taxes as set forth in paragraph 9 below, if share reduction is the method utilized for satisfying the tax withholding obligation) to an individual brokerage account (the “Account”) established and maintained in Employee’s name. Employee shall have all the rights of a stockholder with respect to such Common Shares transferred to the Account, including but not limited to the right to vote the Common Shares , to sell, transfer, liquidate or otherwise dispose of the Common Shares, and to receive all dividends or other distributions paid or made with respect to the Common Shares from the time they are deposited in the Account. Employee shall have no voting, transfer, liquidation, dividend or other rights of a Common Share stockholder with respect to Performance Share Units prior to such time that the corresponding Common Shares are transferred, if at all, to Employee’s Account. The Performance Share Units will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

5. Conditions of Transfer. With respect to any Performance Share Units awarded to Employee, as a condition of Employee receiving a transfer of corresponding Common Shares in accordance with paragraph 4 above, Employee shall meet all of the following conditions during the entire period from the Grant Date hereof through the Distribution Date relating to such Performance Share Units:
(a)Employee must continue to be an active employee of the Company or of (i) an entity other than one of the Company’s subsidiaries that owns a property managed by the Company following transfer of employment to such entity, or (ii) an entity other than one of the Company’s subsidiaries that operates a franchised property under a brand of the Company following a transfer of employment to such entity that is requested or approved by the Company and provided that the Company specifically approves continued vesting pursuant to this provision (“Continuous Service”);
(b)Employee must refrain from Engaging in Competition (as defined in Section 2.25 of the Plan) without first having obtained the written consent thereto from the Company (“Non-competition”); and
(c)Employee must refrain from committing any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation (“No Improper Conduct”). The Committee’s determination as to whether or not particular conduct constitutes Improper Conduct shall be conclusive.
If Employee fails to meet the requirements relating to (i) Continuous Service, (ii) Non-competition, or (iii) No Improper Conduct, then Employee shall forfeit the right to receive a distribution of any Performance Share Units for which the above conditions of transfer have not already been met as of the time such failure is determined, and Employee shall accordingly forfeit the right to receive the transfer of title to any corresponding Common Shares. As used in this paragraph 5, the term “Company” shall include the Company and its Subsidiaries. By accepting the terms of this Agreement, Employee further agrees to these same terms and conditions with respect to any other Performance Share Unit awards Employee received in any prior year under the Plan.
6. Non-Assignability. The Performance Share Units shall not be assignable or transferable by Employee except by will or by the laws of descent and distribution. Employee’s rights with respect to the Performance Share Units shall be available during Employee’s lifetime only to Employee or, in the event of incompetence, Employee’s legally appointed guardian.
7. Effect of Death/Disability [or Retirement]1. Except as specified in this paragraph 7, if the Employee ceases to be employed by the Company before the Distribution Date, the Award will be forfeited.
(a)In the event Employee’s Continuous Service terminates prior to the Distribution Date by reason of death or Employee incurs a Disability (as defined in Section 2.19 of the Plan) prior to the Distribution Date, and if Employee had otherwise met the requirements of Continuous Service, Non-competition and No Improper Conduct from the Grant Date through the date of such death or Disability, then Employee shall upon death or Disability (as the case may be) be deemed to have fully satisfied all of the Conditions of Transfer in paragraph 5 and to have met the target level of performance with respect to the goal set forth in Appendix A, and the distribution of the Performance Share Units will occur as soon as administratively practicable thereafter.
(b)[In the event Employee’s Continuous Service terminates prior to the Distribution Date by reason of Employee’s Retirement (as defined below), and if Employee had otherwise met the requirements of Continuous Service, Non-competition and No Improper Conduct from the Grant Date through the date of such Retirement, and provided that Employee continues to meet the requirements of Non-competition and No Improper Conduct, then Employee’s rights hereunder with respect to any outstanding Performance Share Units shall continue in the same manner as if Employee continued to meet the Continuous Service requirement through the Distribution Date related to the Performance Share Units, except not for that portion of Performance Share Units granted less than one year prior to Employee’s termination equal to such number of shares multiplied by the ratio of (a) the number of days after the termination date and before February 15, <<YEAR>>,, over (b) the number of days between the Grant Date and February 15, <<YEAR>>,. For purposes of this Agreement, “Retirement” shall mean termination of service by retiring with the specific approval of the Committee (or its delegate) on or after such date on which Employee has attained age <<#>>and completed <<#>> Years of Service.]
8. Non-Solicitation. In consideration of good and valuable consideration in the form of the Performance Share Unit Awards granted herein to which Employee is not otherwise entitled, the receipt and sufficiency of which are hereby acknowledged, and in recognition of the Company’s legitimate purpose of avoiding for limited times competition from persons whom the Company has trained and/or given experience, Employee agrees that during the period beginning on the Grant Date and ending one year following his or her termination of employment with the Company, whether such termination of employment is voluntary or involuntary or with or without cause, he or she will not, on his or her own behalf or as a partner,
1 Certain forms of Award Agreements may not provide for vesting upon retirement.

officer, director, employee, agent, or consultant of any other person or entity, directly or indirectly contact, solicit or induce (or attempt to solicit or induce) any employee of the Company to leave their employment with the Company or consider employment with any other person or entity. Employee and the Company agree that any breach by Employee of the non-solicitation obligation under this paragraph will cause the Company immediate, material and irreparable injury and damage, and there is no adequate remedy at law for such breach. Accordingly, in the event of such breach, in addition to any other remedies it may have at law or in equity, the Company shall be entitled immediately to seek enforcement of this Agreement in a court of competent jurisdiction by means of a decree of specific performance, an injunction without the posting of a bond or the requirement of any other guarantee, any other form of equitable relief, and/or liquidated damages in the amount of one hundred fifty percent (150%) of the Fair Market Value of the Awards granted hereunder as of the Grant Date, and the Company is entitled to recover from Employee the costs and attorneys’ fees it incurs to recover under or enforce this Agreement. This provision is not a waiver of any other rights that the Company may have under this Agreement, including the right to receive money damages. As used in this paragraph 8, the term “Company” shall include the Company and its Subsidiaries.
9. Taxes. The transfer of Common Shares shall be subject to the further condition that the Company shall provide for the withholding of any taxes required by applicable federal, state, or local law by reducing the number of Common Shares to be transferred to Employee’s Account or by such other manner as the Committee shall determine in its discretion. As a condition to the grant, vesting and settlement of this Award and as set forth in Article 18 of the Plan, Employee hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Subsidiary or affiliate for) any applicable taxes or tax withholdings, social contributions, required deductions, or other payments, if any (“Tax-Related Items”), which arise upon the grant, vesting or settlement of this Award, ownership or disposition of Common Shares, receipt of dividends, if any, or otherwise in connection with this Award or the Common Shares, including, if applicable, hypothetical tax obligations imposed under any expatriate tax policy maintained by the Company. Regardless of any action the Company or any Subsidiary or affiliate takes with respect to any or all applicable Tax-Related Items, Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains Employee’s responsibility and may exceed any amount actually withheld by the Company or any Subsidiary or affiliate. Employee further acknowledges and agrees that Employee is solely responsible for filing all relevant documentation that may be required in relation to this Award or any Tax-Related Items other than filings or documentation that is the specific obligation of the Company or any Subsidiary or affiliate pursuant to applicable law, such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or settlement of this Award, the holding of Common Shares or any bank or brokerage account, the subsequent sale of Common Shares, and the receipt of any dividends. Employee further acknowledges that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the Award to reduce or eliminate Employee’s liability for Tax-Related Items or achieve any particular tax result. Employee also understands that applicable laws may require varying Common Share or Award valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Employee under applicable laws. Further, if Employee has become subject to Tax-Related Items in more than one jurisdiction, Employee acknowledges that the Company or any Subsidiary or affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
10. Privacy. By executing this Agreement, Employee understands that personal data about Employee will be collected, maintained and processed, including Employee’s name, home address, home telephone number and email address, social security number, assets and income information, birth date, hire date, termination date, other employment information, citizenship, and marital status, and the name, social security number and birth date of Employee’s designated beneficiaries (“Personal Data”), by the Company and the Company’s service providers for the purposes of (i) administering the Plan (including ensuring that the conditions of transfer are satisfied from the Grant Date through the Distribution Date); (ii) providing Employee with services in connection with Employee’s participation in the Plan; and (iii) meeting legal and regulatory requirements (“Permitted Purposes”). The Company will collect, process and use Employee’s Personal Data in order to execute its contractual obligations with Employee and to comply with its legal obligations. Employee’s Personal Data will not be processed or retained for longer than is necessary for the Permitted Purposes, unless a longer retention period is required or permitted by law.
Employee’s Personal Data is collected from the following sources:
(a)from this Agreement, investor questionnaires or other forms that Employee submits to the Company or contracts that Employee enters into with the Company;
(b)from Employee’s transactions with the Company, the Company’s affiliates and service providers;
(c)from Employee’s employment records with the Company; and
(d)from meetings, telephone conversations and other communications with Employee.
In addition, Employee further understands that the Company may disclose Employee’s Personal Data to the Company’s third party service providers and affiliates and other entities in connection with the services the Company provides related to Employee’s participation in the Plan, including:

(a)financial service providers, such as broker-dealers, custodians, banks and others used to finance or facilitate transactions by, or operations of, the Plan;
(b)other service providers to the Plan, such as accounting, legal, or tax preparation services;
(c)regulatory authorities; and
(d)transfer agents, portfolio companies, brokerage firms and the like, in connection with distributions to Plan participants.
Where Employee’s Personal Data is provided to service providers, the Company requires that such parties agree to process Employee’s Personal Data in accordance with the Company’s instructions and to use appropriate measures to protect the confidentiality and security of Personal Data.
Employee’s Personal Data is maintained on the Company’s networks and the networks of the Company’s service providers, which may be in the United States or other countries other than the country in which this Award was granted, which may have privacy laws that are different from those of the recipient country.
The criteria used to retain Personal Data include:
•The length of time we have an ongoing relationship with you;
•Whether there is a legal obligation to which we are subject (for example, certain laws require us to keep records for a certain period of time before we can delete them); or
•Whether retention is advisable in light of our legal position (such as in regard to applicable statutes of limitations, litigation or regulatory investigations).
Employee may request to access Employee’s Personal Data to verify its accuracy, update Employee’s Personal Data and/or request a copy of Employee’s Personal Data or request to delete Personal Data or restrict or object to the use of Personal Data processing by contacting Employee’s local Human Resources representative. The Company will respond consistent with applicable law. Employee may obtain account transaction information online or by contacting the Plan record keeper as described in the Plan enrollment materials.
10A. Consent. If Employee is not employed in the European Economic Area, by signing this Agreement, Employee hereby consents to the terms and conditions in paragraph 10.
11. No Additional Rights. Benefits under this Plan are not guaranteed. The grant of Awards is a one-time benefit and does not create any contractual or other right or claim to any future grants of Awards under the Plan, nor does a grant of Awards guarantee future participation in the Plan, even if other Awards have been granted repeatedly in the past. All decisions with respect to this Award or future grants of any Awards, if any, will be at the sole discretion of the Committee. The value of Employee’s Awards is an extraordinary item outside the scope of Employee’s employment contract, if any. Employee’s Awards are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-term service awards, pension or retirement benefits (except as otherwise provided by the terms of any U.S.-qualified retirement or pension plan maintained by the Company or any of its Subsidiaries), or similar payments. By accepting the terms of this Agreement, Employee further agrees to these same terms and conditions with respect to any other Awards Employee received in any prior year under the Plan.
12. Amendment of This Agreement. The Board may at any time amend, suspend or terminate the Plan or amend this Award; provided, however, that no amendment, suspension or termination of the Plan or amendment of the Award shall adversely affect the Award in any material way without written consent of Employee.
13. Notices. Notices hereunder shall be in writing, and if to the Company, may be delivered personally to the Compensation Department or such other party as designated by the Company or mailed to its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817, addressed to the attention of the Stock Option Administrator (Department 935.40), and if to Employee, may be delivered personally or mailed to Employee at his or her address on the records of the Company. The Company may also, in its sole discretion, decide to deliver any documents related to Employee’s current or future participation in the Plan, this Award, any Common Shares, or any other Company-related documents by electronic means. By accepting this Award, whether electronically or otherwise, Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent Employee has been provided with a copy of this Agreement, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

14. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, to the personal representatives, legatees and heirs of Employee.
15. No Effect on Employment. This Agreement is not a contract of employment or otherwise a limitation on the right of the Company to terminate the employment of Employee or to increase or decrease Employee’s compensation from the rate of compensation in existence at the time this Agreement is executed, subject to applicable law.
16. Additional (Non-U.S.) Terms and Conditions. Notwithstanding the foregoing terms and conditions of this Award, Employee acknowledges that applicable law (including but not limited to rules or regulations governing securities, foreign ownership, foreign exchange, tax, labor or other matters of any jurisdiction in which Employee may be residing or working at the time of grant of or while holding this Award or any Performance Share Units) may prevent or restrict the issuance of Common Shares under this Award or any Performance Share Units, and neither the Company nor any Subsidiary or affiliate assumes any liability in relation to this Award or any Performance Share Units or Common Shares in such case. Moreover, the Company reserves the right to impose other requirements, including additional terms and conditions, on Employee’s participation in the Plan, this Award, the Performance Share Units and corresponding Common Shares, and any other award or Common Shares acquired under the Plan, or take any other action (including forfeiture of Awards or Common Shares or the forced sale thereof) without liability, if the Company determines it is necessary or advisable in order to comply with applicable law or to facilitate the administration of the Plan. Employee agrees to sign any additional agreements or undertakings that the Company requires to accomplish the foregoing. Employee also acknowledges that applicable law may subject Employee to additional procedural or regulatory requirements that Employee is and will be solely responsible for and must fulfill. Employee further understands and agrees that, unless otherwise permitted by the Company, any cross-border transfer proceeds received upon the sale of Common Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require Employee to provide to such entity certain information regarding the transaction. Moreover, Employee understands and agrees that the future value of the underlying Common Shares is unknown and cannot be predicted with certainty and may decrease in value. Employee understands that neither the Company nor any Subsidiary or affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Subsidiary or affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Award (or the calculation of income or Tax-Related Items thereunder). Any additional requirements, restrictions, or terms and conditions as described in this paragraph 16 or other applicable disclosures may be set forth in, but are not limited to, the Company’s Policies for Global Compliance of Equity Compensation Awards or any other agreement or addendum that may be provided to Employee. Furthermore, Employee acknowledges that the applicable laws of the country in which Employee is residing or working at the time of grant, vesting and settlement of the Award or the sale of Common Shares received pursuant to the Award (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Employee to procedural or regulatory requirements. Employee agrees that Employee will be solely responsible for compliance with such requirements and will hold the Company and any of its affiliates harmless for any non-compliance with such requirements. Such requirements may be outlined in but are not limited to the Jurisdiction-Specific Addendum (the “Addendum”) attached hereto, which forms part of this Agreement. Notwithstanding any provision herein, Employee’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in the Addendum. Employee hereby agrees not to bring any claims against the Company or any of its affiliates for any penalties or other adverse consequences to Employee as a result of non-compliance with these laws/rules. Employee also understands that if Employee works, resides, moves to, or otherwise is or becomes subject to applicable law or Company policies of another jurisdiction at any time, certain country-specific notices, disclaimers, and/or terms and conditions may apply to Employee from the Grant Date, unless otherwise determined by the Company in its sole discretion.
17. Governing Law. To the extent not preempted by U.S. Federal law, this Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Maryland, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of Maryland and agree that any such litigation shall be conducted only in the courts of Maryland or the federal courts of the United States located in Maryland and no other courts.
18. Adjustments. Employee acknowledges that the Performance Share Units and the Common Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and in the Plan.
19. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20. Entire Agreement. The Plan and this Agreement (including any exhibit, appendix or addendum hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof.
21. Agreement Severable. In the event that any provision of this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of this Agreement.

22. Counterparts. This Agreement may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, MARRIOTT INTERNATIONAL, INC. has caused this Agreement to be signed by its Executive Vice President and Global Chief Human Resources Officer, effective the day and year first hereinabove written.

MARRIOTT INTERNATIONAL, INC.	EMPLOYEE

/s/ David A. Rodriguez	#PARTICIPANTNAME#
Executive Vice President and Global Chief Human Resources Officer	Signed Electronically

APPENDIX A

Jurisdiction-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to Employee’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, from the Grant Date, if Employee moves to or otherwise is or becomes subject to the applicable laws or company policies of the country listed. Furthermore, Employee acknowledges that the applicable laws of the country in which Employee is residing or working at the time of grant, vesting and settlement of the Award or the sale of Common Shares received pursuant to the Award (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Employee to procedural or regulatory requirements. Employee agrees that Employee will be solely responsible for compliance with such requirements and will hold the Company and any of its affiliates harmless for any non-compliance with such requirements. Employee hereby agrees not to bring any claims against the Company or any of its affiliates for any penalties or other adverse consequences to Employee as a result of non-compliance with these laws/rules. In addition, because foreign exchange regulations and other local laws are subject to frequent change, Employee is advised to seek advice from his or her own personal legal and tax advisor prior to accepting or settling an Award or holding or selling Common Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee’s acceptance of the Award or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan or the Agreement. This Addendum forms part of the Agreement and should be read in conjunction with the Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Common Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Agreement (of which this Addendum is a part), the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

Algeria	Exchange Control Information Algerian residents must obtain prior authorization from the Bank of Algeria before acquiring assets abroad, including shares of a foreign company.

Argentina
Foreign Exchange Restrictions
US dollar transactions must be conducted through a financial intermediary authorized by the Argentine Central Bank. US dollar proceeds from the sale of stock by Employee must be remitted to Argentina and converted to Argentine pesos at applicable exchange rates within 5 business days from the day that Employee received the sale proceeds. Depending on the amount, Employee may also be required to file certain documentation of the sale with the local bank or otherwise place the funds in a non-interest-bearing US dollar-denominated mandatory deposit account for a holding period of 365 days. As the foreign asset and exchange control regulations may change, it is Employee’s responsibility to comply with any applicable requirements. Please confirm with your local bank before any transfer of funds in or out of Argentina.

Aruba	Repatriation Requirement You understand that you must repatriate any proceeds from the sale of Common Shares acquired under the Plan to Aruba if such proceeds exceed 300,000 Aruban Florins.

Australia
Securities Law Notice
This disclosure has been prepared in connection with offers to employees in Australia under the Plan (a copy of which is available upon request and free of charge, within a reasonable period following your request, from the Human Resources Manager at the hotel property or office where you work) and the Agreement (a copy of which is available at netbenefits.com (login required)). It has been prepared to ensure that this grant and any other grant under the Plan (the “Offer”) satisfy the conditions for exemptions granted by the Australian Securities and Investments Commission (“ASIC”) under ASIC Class order 14/1000.

General Advice Only
Any advice given to Employee in connection with the Offer is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence Employee in making a decision to participate in the Plan. This means that Employee should consider obtaining his or her own financial product advice from an independent person who is licensed by the ASIC to give such advice.

Australian Dollar Equivalents
The Award is issued for no consideration, meaning that Employee will not have to pay anything to receive the Award or the underlying Common Shares. However, the Australia dollar equivalent of the current market price of the underlying shares subject to the Award may be determined by reference to the daily exchange rate published by the Reserve Bank of Australia on the relevant date. Note that the exchange rate may fluctuate, and the Australian dollar equivalent of the market price will depend on the then-current U.S. dollar/Australian dollar exchange rate. Marriott International, Inc. will make available upon Employee’s request the Australian dollar equivalent of the current market price of the underlying Common Shares subject to the Award. Employee can get those details by contacting the Human Resources Manager at the hotel property or office at which Employee works.

Issue of Award
The Award will be issued for no consideration.

Risks of Participation in the Plan
Participation in the Plan and acquiring Common Shares in Marriott International, Inc. carries inherent risks. Employee should carefully consider these risks in light of his or her investment objectives and personal circumstances.

Settlement
Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in Common Shares and not, in whole or in part, in the form of cash.

Austria
Foreign Ownership Reporting
Austrian nationals owning foreign securities (which are not being kept by an Austrian financial institution) are required to file an annual notification with the Austrian National Bank if the value exceeds €5 million at year-end. If the value of these securities in foreign deposits exceeds €30 million or equivalent at the end of a quarter, then these notifications shall be made quarterly.

Bangladesh
Exchange Control Information
All foreign exchange transactions must be carried out through an Authorized Dealer. Bangladeshi Residents who want to sell Common Shares issued by the Company must first apply to Bangladesh Bank for prior permission and the application must be made through an Authorized Dealer. Further, you must repatriate any proceeds from the sale of Common Shares acquired under the Plan to Bangladesh unless otherwise permitted by the relevant authorities.

Belgium
Foreign Ownership Reporting
If Employee is a resident of Belgium, Employee will be required to submit an annual form declaring Employee’s income or assets (including shares acquired under an employee share plan) held outside of Belgium to the National Bank of Belgium. The reporting should be completed prior to filing Employee’s annual Belgian income tax return.

Brazil
Foreign Ownership Reporting
If Employee is a resident of Brazil, Employee will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights (including any restricted stock units, capital gain, dividends or profit attributable to such assets) is equal to or greater than US $100,000 or equivalent as of each December 31st. The reporting is done via an online form (“Declaração de Capitais Brasileiros no Exterior” or “DCBE”) and usually should be completed in April in relation to the prior fiscal year. Quarterly reporting is also required if the assets held abroad exceed US $100,000,000 or equivalent at the end of each quarter. However, please confirm the annual and quarterly reporting deadlines with BACEN, as they are periodically updated, and noncompliance is potentially subject to certain penalties.

Cambodia
Exchange Control Information
Any transfer of funds to or from Cambodia for investment must be made through a registered Cambodian bank. Where such investment amount is equal to or greater than US $100,000, the transfer must be reported to the National Bank of Cambodia by the intermediary bank.

Canada
Securities Law Notice
The security represented by the Award was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada.  Employee acknowledges that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Awards and the underlying Common Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to the terms and conditions of the Agreement and applicable securities laws, Employee is permitted to sell Common Shares acquired through the Plan through a designated broker appointed under the Plan, assuming the sale of such Common Shares takes place outside Canada via the stock exchange on which the Shares are traded.

Settlement in Shares Only
Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall only be made in Common Shares issued by the Company from treasury shares and not, in whole or in part, in the form of cash or other consideration.

Employee Tax Treatment
For Canadian federal income tax purposes, the Award is intended to be treated as an agreement by the Company to sell or issue shares to Employee and, as such, is intended to be subject to the rules in section 7 of the Income Tax Act (Canada). Under those rules, Employee will be considered to have received an employment benefit at the time of settlement of the vested Awards equal to the full value of the Common Shares received, which amount will be taxed as employment income and will be subject to withholding at source.

The foregoing only summarizes Canadian federal income tax consequences and other tax consequences may apply.  Employee is urged to consult his or her tax advisor regarding the tax consequences of participation in the Plan.

Foreign Ownership Reporting
If Employee is a Canadian resident, Employee’s ownership of certain foreign property (including shares of foreign corporations) in excess of CAD 100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.

Quebec: Consent to Receive Information in English
The following applies if Employee is a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Chile
Securities Law Information
Neither the Company nor the Common Shares are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendency of Securities (“CMF”). This offer is being made as of the Grant Date described in the Agreement and is subject to Norma de Carácter General Rule No. 336 (“NCG 336”). Pursuant to General Rule 336, no public offering of securities is being made, and the Company is under no obligation to provide any disclosure or other information regarding the Common Shares in Chile. Note, the Common Shares cannot be subject to public offering in Chile while they are not registered with the CMF.

Exchange Control Information
While there is uncertainty whether the acquisition of Common Shares under the Plan qualifies as an “investment” that would be subject to reporting under the foreign exchange regulations issued by the Central Bank of Chile, if the value of the Shares exceeds US $10,000, the Common Shares and transaction details generally should be communicated to the Central Bank of Chile within 10 days of the relevant transaction. Employee should complete Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank. Further, if Employee’s aggregate investments held outside Chile exceed US $5,000,000 (including Shares received under the Plan), Employee must report quarterly to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

China
Foreign Exchange Control Requirements
Upon vesting of your Award, Common Shares will be issued to you and deposited in your account at the broker designated by the Company. Subject to the Agreement and any applicable trading restrictions, you may immediately sell such shares or hold the shares in the account to sell at a later date. However, you will not be permitted to move your shares out of the designated account other than upon the sale of such shares.

You understand and agree that, pursuant to local exchange control requirements, you may be required to immediately repatriate to China any cash proceeds from the Common Shares or the sale thereof. You further understand that, under local law, such repatriation of your cash proceeds may need to be effectuated through a special-purpose foreign exchange account established by the Company, a Subsidiary or affiliate, or your employer, and you hereby consent and agree that any proceeds from the sale of any Common Shares issued under the Plan may be transferred to such special account prior to being delivered to you. Further, if directed by the Company in its sole discretion, sale proceeds may be distributed to you in your individual USD account; you solely will be responsible for ensuring that you can receive USD deposits in your personal bank account.

If the USD proceeds from the sale of your Common Shares are converted to local currency (RMB) prior to distribution to you, you acknowledge that the Company is under no obligation to secure any particular foreign exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to applicable restrictions in China. You agree to bear the risk of any conversion rate fluctuation between the date the Award vests and the date of conversion of the proceeds to local currency.

You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control or other requirements in China, including any tax payment or reimbursement obligations. To comply with its tax withholding obligations, the Company may condition distribution of sale proceeds on your payment (either through payroll withholding or through direct reimbursement to your employer) of any tax amounts due in relation to your Awards.

Unless otherwise determined by the Company in its sole discretion, in the event of termination of employment for any reason, you are required to sell any Common Shares received under your Award within 90 days following termination of employment. If you fail to sell your Common Shares within 90 days after termination of employment, you hereby authorize the Company and its designated broker to sell any of the Common Shares on your behalf pursuant to this authorization. Common Shares will be sold on the market upon or shortly after 90 days after termination of your employment. Neither the Company nor the broker makes any representations or warranties regarding the sale price of such Common Shares. You will receive the proceeds (less applicable fees) through the mechanism described above.

Colombia
Foreign Ownership Reporting
Prior approval from a government authority is not required to hold foreign securities or to receive an equity award. However, if the value of foreign investments, including the value of any equity awards, equals or exceeds US $500,000, such investments must be registered with the Colombian Central Bank by June 30th of each year.

Colombian residents may hold foreign investments without any government approval. However, investments held abroad (including Common Shares) must be registered with the Central Bank of Colombia (Banco de la República) if the aggregate investments held by an individual (as of December 31 of the applicable calendar year) equal or exceed the equivalent of US $500,000. Employee will need to register the foreign investment with the Central Bank only if the accumulated financial investments held abroad at the year-end are equal to or exceed the equivalent of US $500,000. Employee must register by filing a Form No. 11 and submitting it to Señores, Banco de la República, Atn: Jefe Sección Inversiones, Departamento de Cambios Internacionales, Carrera 7 No. 14 - 18, Bogotá, Colombia by June 30 of the following year. Upon sale or other disposition of investments (including Common Shares) that have been registered with the Central Bank, the registration with the Central Bank must be cancelled no later than March 31 of the year following the sale or disposition (or a fine of up to 200% of the value of the infringing payment may apply).

Croatia
Foreign Ownership Reporting and Exchange Control Information
 Croatian residents are obligated to report any foreign investments to the Croatian National Bank for statistical purposes. Further, Croatian residents should repatriate sale proceeds to a Croatian bank or should obtain prior approval from the Croatian National Bank to maintain investment accounts abroad.

Sale of Shares
Employee may be required to immediately sell all Common Shares issued upon vesting of the Award. To facilitate the sale of Common Shares at vesting, Employee agrees to execute any documents, authorizations or forms that the Company or a third party broker requests prior to the time of vesting. If Employee does not complete, sign or execute such documents, authorizations or forms, then the Company may refuse to issue Common Shares to Employee at vesting.

European Union/ European Economic Area
Privacy
If Employee is employed in the European Economic Area, the following provisions, in addition to paragraph 10 of the Agreement, apply:

Some of the non-EEA countries are recognized by the European Commission as providing an adequate level of data protection according to EEA standards (the full list of these countries is available at https://ec.europa.eu/info/law/law-topic/data-protection/data-transfers-outside-eu/adequacy-protection-personal-data-non-eu-countries_en). For transfers from the EEA to countries not considered adequate by the European Commission, the Company has put in place adequate measures, such as standard contractual clauses adopted by the European Commission and Privacy Shield to protect Employee’s Personal Data. Please see the Associate Personal Data Privacy Statement at http://www.4myhr.com for more information.

You may contact the data protection officer responsible for your country or region, if applicable, by sending an email to the MarriottDPO@marriott.com or by postal mail at Marriott International, Inc.
Global Compliance, Privacy, 10400 Fernwood Road, Bethesda, MD 20817, United States of America. You have the right at all times to lodge a complaint with a Data Protection Authority for your country or region.

France
Foreign Ownership Reporting
Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English
By accepting the Award, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly. En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Hong Kong
Securities Law Notice
Warning: The Award and any Common Shares issued upon vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its affiliates. The Plan, the Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority in Hong Kong, including the Securities and Futures Commission. This Plan, the Agreement, and the incidental communication materials are intended only for the personal use of each eligible Employee and not for distribution to any other persons. You are advised to exercise caution in relation to the offer. If you have any questions about any of the contents of the Plan, the Agreement, including this Addendum, or other incidental communication materials, you should obtain independent professional advice.

India
Repatriation Requirement
You shall take all reasonable steps to repatriate to India immediately all foreign exchange received by you as a consequence of your participation in the Plan and in any case not later than 90 days from the date of sale of the Common Shares so acquired by you under the Plan. Further, you shall in no case take any action (or refrain from taking any action) that has the effect of:

(a)Delaying the receipt by you of the whole or part of such foreign exchange; or
(b)Eliminating the foreign exchange in whole or in part to be receivable by you.

Upon receipt or realization of the foreign exchange in India, including in relation to any dividend payments, you shall surrender the received or realized foreign exchange to an authorized person within a period of 180 days from the date of such receipt or realization, as the case may be. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should keep the FIRC received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, the Company or your employer requests proof of repatriation.

Share Valuation
The amount subject to tax at vesting will partially be dependent upon a valuation that the Company will obtain from a Category I Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.

Indonesia
Exchange Control Information
If you remit proceeds from the sale of Common Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US $10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a “Transfer Report Form.” The Transfer Report Form will be provided to you by the bank through which the transaction is made.

In addition, if you are an Indonesian resident, you may be required to provide the Indonesian Central Bank with information on foreign exchange activities. Indonesian residents may be subject to a monthly reporting obligation to the Bank of Indonesia which must be completed online through Bank of Indonesia’s website, no later than the 15th day of the following month. You should consult with your personal advisor to ensure that you are properly reporting your foreign exchange activities.

Ireland
Director Reporting
If you are a director or shadow director of the Company or related company, you may be subject to special reporting requirements with regard to the acquisition of shares or rights over shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Settlement
Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in Common Shares and not, in whole or in part, in the form of cash.

Japan
Securities Acquisition Report
If you acquire Common Shares valued at more than ¥100,000,000 total, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares.

Exit Tax
Please note that you may be subject to tax on your Award, even prior to vesting, if you relocate from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. You should discuss your tax treatment with your personal tax advisor.

Kazakhstan
Exchange Control Information
If you are a Kazakh resident, you may be required to obtain a license from the National Bank of Kazakhstan before obtaining securities in foreign companies, and you may be required to notify the National Bank of Kazakhstan if you acquire Common Shares under the Plan.

In addition, the Kazakh Law on Currency Regulation requires currency repatriation. Therefore, if you sell your Shares, you must transfer the proceeds to an account with a Kazakh bank. As the exchange control regulations in Kazakhstan may change without notice, you should consult a legal advisor prior to the vesting of your Award as well as repatriating the proceeds from the sale of your Common Shares to ensure compliance with the regulations.

Malaysia
Securities Law Notice
The grant of the Company’s equity awards in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The award documents do not constitute and may not be used for the purpose of a public offering or an issue of, offer for subscription or purchase of, or invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.

Director Notification Obligation
If you are a director of the Company's Malaysian Subsidiary or affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary or affiliate in writing when you receive or dispose of an interest (e.g., an Award under the Plan or Common Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

Mexico
Labor Law Acknowledgment
The invitation Marriott International, Inc. (“Marriott”) is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary. Marriott reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of shares does not, in any way, establish a labor relationship between you and Marriott, nor does it establish any rights between you and your employer.

La invitación que Marriott hace en relación con el Plan es unilateral, discrecional y no se relaciona con el salario y otros beneficios que recibe actualmente de su actual empleador, por lo que cualquier beneficio derivado del Plan no será considerado bajo ninguna circunstancia como parte integral de su salario. Por lo anterior, Marriott se reserva el derecho absoluto para modificar o terminar el mismo, sin incurrir en responsabilidad alguna. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Marriott y tampoco genera derecho alguno entre usted y su empleador.

Morocco
Exchange Control Information
You understand that you must repatriate any proceeds from the sale of Common Shares acquired under the Plan to Morocco unless otherwise permitted by the relevant authorities.

Netherlands
Exchange Control Information
If you are a Dutch resident, you may be required to provide the Central Bank (DNB) with information on foreign exchange activities if the amount of the transaction exceeds EUR 50,000. You should consult with your personal advisor to ensure that you are properly reporting your foreign exchange activities.

New Zealand
Securities Law Warning
You are being offered ordinary shares in Marriott International, Inc. (“Marriott”). Marriott Common Shares give you a stake in the ownership of Marriott. You may receive a return if dividends are paid.

If Marriott runs into financial difficulties and is wound up, shareholders will only be paid after all creditors and holders of preference shares (if any) have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

Marriott Common Shares are quoted on the NASDAQ. This means you may be able to sell them on the NASDAQ if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Marriott Common Shares.

In addition, you are directed to Marriott’s most recent annual report and published financial statements. In compliance with New Zealand securities law, you are hereby notified that the documents listed below are available for your review on Marriott’s external and internal sites at the web addresses listed below:

1.    Marriott’s most recent Annual Report (Form 10-K) – https://marriott.gcs-web.com/investor-relations;
2.    Marriott’s most recent published financial statements – https://marriott.gcs-web.com/investor-relations;
3.    The Plan – See Part IV, Item 15 (Exhibits and Financial Statement Schedules) of Marriott’s most recent Annual Report (Form 10-K) – https://marriott.gcs-web.com/investor-relations;
4.    The Plan Prospectus – netbenefits.com (login required); and
5.    The Agreement (of which this Addendum is a part) – netbenefits.com (login required).

A copy of the above documents will be sent to you free of charge upon written request to the Corporate Secretary of Marriott at 10400 Fernwood Road, Bethesda, MD 20817. You should read the materials provided carefully before making a decision whether to participate in the Plan. Please consult your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

Philippines
Securities Law Notice
This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 of the Philippines Securities Regulation Code. THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland
Foreign Ownership Reporting
If you hold more than PLN 7,000,000 in foreign securities (including Common Shares) at year-end, you are required to report quarterly to the National Bank of Poland regarding the number and value of such securities. Such reports are filed on special forms available on the website of the National Bank of Poland. Additional forms are required if you hold 10% or more of the voting rights in a foreign entity.

Russia
Securities Law Notice
Neither this offer nor the distribution of related documentation constitutes the public circulation of securities in Russia. You may receive shares in a brokerage account held in your name outside of Russia, or shares may be held for you in book entry form, but a stock certificate will not be issued to you. You are not permitted to transfer any shares received under any Company employee equity program into Russia.

Foreign Account and Repatriation Requirement
As of January 2020, there may be restrictions with depositing proceeds from the sale of Common Shares under the Plan in a US account. Further, there may still be restrictions on receiving funds into a non-Russian bank or brokerage account, and noncompliance with Russian exchange control rules, if applicable, may be subject to administrative sanctions and fines. Therefore, it may be advisable for you to immediately repatriate the sale proceeds to a personal bank account in Russia. You are responsible for ensuring compliance with all currency control laws in Russia in relation to your participation in the Plan; note that your foreign accounts (including brokerage accounts) may also be subject to reporting to the Russian tax or bank authorities.

Singapore
Securities Law Notice
This offer and Common Shares to be issued upon hereunder shall be made available only to an employee of the Company or its Subsidiary, in reliance on the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and is not made with a view to the Common Shares so issued being subsequently offered for sale or sold to any other party in Singapore.  You understand and acknowledge that this Agreement and/or any other document or material in connection with this offer and the Common Shares thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Common Shares to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and you undertake not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the Common Shares (received upon vesting of this offer), unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Reporting
If you are a director or shadow director of the Company or an affiliate, you may be subject to special reporting requirements with regard to the acquisition of shares or rights over shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Exit Tax / Deemed Exercise Rule
If you have received an Award in relation to your employment in Singapore, please note that if, prior to the vesting of your Award, you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on your unvested Award on a “deemed exercise” basis, even though your Award has not yet vested.  You should discuss your tax treatment with your personal tax advisor.

South Africa
Securities Law Notice
This is an offer of Restricted Stock Units (“RSUs”) over ordinary shares in Marriott International, Inc. (“Marriott”). You have been provided full particulars of the nature of the Award with this offer, but the relevant documents may also be accessed here:

•The Plan – See Part IV, Item 15 (Exhibits and Financial Statement Schedules) of Marriott’s most recent Annual Report (Form 10-K) – https://marriott.gcs-web.com/investor-relations;
•The Plan Prospectus – netbenefits.com (login required); and
•The Agreement (of which this Addendum is a part) – netbenefits.com (login required).

Participation in the Plan and acquiring Shares in Marriott carries inherent risks. You should carefully consider these risks in light of your investment objectives and personal circumstances. Any advice given to you in connection with the RSUs is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence you in making a decision to participate in the Plan.

Marriott shares give you a stake in the ownership of Marriott. You may receive a return if dividends or dividend equivalents are paid. If Marriott runs into financial difficulties and is wound up, shareholders will only be paid after all creditors have been paid. You may lose some or all of your Share value.

You are directed to Marriott’s most recent annual report and published financial statements. In particular, Marriott’s most recent Annual Report (Form 10-K) is available to you at https://marriott.gcs-web.com/investor-relations (“Investor Relations”) and includes information about Marriott’s business and its profit history over the last 3 years. Any material changes to this information are disclosed on quarterly Form 10-Q filings and Form 8-K filings, which will also be available to you on the Investor Relations site.

Sale Reporting and Liability for Taxes
By accepting the Award, you agree that, immediately upon vesting of the Award, you will notify the Company and your employer of the amount of any gain realized. If you fail to advise the Company and your employer of the gain realized upon vesting, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Company or your employer.

Exchange Control Information
Any cross-border fund transfers you make, e.g., to purchase shares (if applicable) or to receive proceeds from the sale of any Common Shares, are subject to the requirements of the South African Reserve Bank (the “SARB”).  Assuming you are a taxpayer in good standing and over the age of 18 years, you are allowed certain foreign investment allowances and to partake in share incentive or share option schemes offered by foreign parent companies.  However, you may be required to complete certain forms for the SARB, the tax authorities, and/or the Authorized Dealer at your commercial bank, or certain other approvals may be required. Please note that the Company is not responsible for obtaining or completing any such forms or approvals on your behalf.

Spain
Foreign Share Ownership Reporting
If you are a Spanish resident, your acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities. These requirements change periodically, so you should consult your personal advisor to determine the specific reporting obligations.

Currently, you must declare the acquisition of Shares to DGPCIE for statistical purposes. You must also declare the ownership of any Common Shares with the DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.

In addition, if you perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, you may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.

If you hold assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.

Sri Lanka
Repatriation
To the extent you receive sale proceeds upon the sale of Common Shares, or if you receive dividends issued in relation to your Shares, you are required to repatriate such proceeds to Sri Lanka within 3 months of receipt.

Taiwan
Foreign Exchange Restrictions
You may convert foreign currency (including proceeds from the sale of Common Shares) into NTD for inward remittance to Taiwan of up to US $5,000,000 per year. If this threshold is exceeded, you may be required to apply for an approval from the Central Bank of China ("CBC"). In the event that the remittance amount reaches US $500,000 or more, you may be required to provide supporting documentation to the satisfaction of the remitting bank.  Please also note that if the conversion amount is NT $500,000 or more in a single transaction, it should be declared on a CBC-prescribed form, but this is typically a standard procedure managed by the local bank handling the transaction. The above monetary limits do not apply to the extent you retain USD in your foreign currency account at a bank in Taiwan.

Thailand
Foreign Exchange Information
Please note that dividends (if any) received from foreign stock and all proceeds from the sale of such stock are subject to Ministerial Regulation No. 26. You should consult with your personal advisor to ensure that you are properly complying with the foreign exchange regulations.

Turkey
Foreign Ownership and Exchange Control Information
Any cross-border fund transfers you make, e.g., to purchase shares or to receive proceeds from the sale of any Shares, are subject to the requirements of the Central Bank of the Republic of Turkey.

You should consult with your personal advisor to ensure that you are properly complying with the exchange control regulations.

Ukraine
Foreign Account and Exchange Control Information
Ukrainian citizens and qualified foreign nationals who are treated as residents for currency regulation purposes should be able to open and maintain accounts abroad for purposes of participating in the Plan. However, it is your responsibility to confirm and comply with all requirements imposed by the National Bank of Ukraine.

United Kingdom
Settlement
Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in Common Shares and not, in whole or in part, in the form of cash.

Withholding of Tax
The following supplements paragraph 9 of the Agreement: If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the end of the UK tax year in which the event giving rise to the Tax-Related Items occurs (the “Due Date”) or such other period specified in Section 222(1)(c) of the Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by Employee to the employer, effective on the Due Date. Employee agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the employer may recover it at any time thereafter by any of the means referred to in paragraph 9 of the Agreement. Notwithstanding the foregoing, if Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), Employee will not be eligible for such a loan to cover the Tax-Related Items. In the event that Employee is a director or executive officer and the Tax-Related Items are not collected from or paid by Employee by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Employee on which additional income tax and national insurance contributions will be payable. Employee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

HMRC National Insurance Contributions
The following supplements paragraph 9 of the Agreement: Employee agrees that:

(a)Tax-Related Items within paragraph 9 of the Agreement shall include any secondary class 1 (employer) National Insurance Contributions that:
1.any employer (or former employer) of Employee is liable to pay (or reasonably believes it is liable to pay); and
2.may be lawfully recovered from Employee; and

(b)if required to do so by the Company (at any time when the relevant election can be made) Employee shall:
1.make a joint election (with the employer or former employer) in the form provided by the Company to transfer to Employee the whole or any part of the employer’s liability that falls within paragraph 9 of the Agreement; and
2.enter into arrangements required by HMRC (or any other tax authority) to secure the payment of the transferred liability.

Vietnam
Exchange Control Obligations
Any proceeds received upon the sale of Shares and any dividends must be repatriated to Vietnam within 6 months from the date of issuance of the tax finalization report or equivalent document in relation to such proceeds.